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                                                                    EXHIBIT 10.4

                            NONCOMPETITION AGREEMENT


         This Noncompetition Agreement (the "Agreement") is entered into as of December 23, 1998, among Ballard Medical Products, a Utah corporation (the "Company"), Kimberly-Clark Corporation, a Delaware corporation
("Kimberly-Clark"), and Dale H. Ballard (the "Executive").

         WHEREAS, the Executive has acquired extensive knowledge of and experience in the businesses conducted by the Company; and

         WHEREAS, concurrently herewith, the Company, Kimberly-Clark, and Jazz Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of Kimberly-Clark ("Merger Sub"), are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended or supplemented from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Kimberly-Clark, subject to the terms and conditions thereof; and

         WHEREAS, concurrently herewith, the Company, Kimberly-Clark and the Executive are entering into a Consulting Agreement (the "Consulting Agreement") and a Severance Agreement and Release both of which are dated as of the date hereof; and

         WHEREAS, the parties to this Agreement acknowledge that Executive has held a high-level or otherwise unique position at the Company, and has been and will continue to be made privy to highly sensitive trade secrets and other confidential information of the Company (and after the merger, of Kimberly-Clark), that the Executive in a unique and special manner has contributed significantly to the good will of the Company, and that nondisclosure of confidential information and a period of noncompetition are, therefore, necessary to safeguard the Company's interests; and

         WHEREAS, the Company, Kimberly-Clark and the Executive desire to enter into a noncompetition agreement upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and the consulting services to be provided to the Company by Executive pursuant to the Consulting Agreement, and the compensation and benefits incident thereto, the adequacy and sufficiency of which are hereby acknowledged, the Company, Kimberly-Clark and the Executive hereby agree as follows:

         1. Effective Date of the Agreement. This Agreement shall become effective at the Effective Time of the Merger and shall terminate on the date which is the fifth one-year anniversary of the Effective Time of the Merger; provided, however, that this Agreement shall terminate automatically and shall be of no further force or effect if the Merger Agreement shall be terminated and the merger shall not become effective pursuant to the terms thereof.


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         2. Noncompetition. (a) (i) The Executive shall not, during the term of this Agreement, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be associated as an officer, employee, consultant, agent, partner or director with, or provide capital or other funding to enable a third party to engage in, or solicit customers or distributors of Kimberly-Clark's Professional Health Care Sector or the Company with respect to any entity whose products compete directly with products (including products in development) or professional services of Kimberly-Clark's Professional Health Care Sector (including the Company) as of the date of termination of the Consulting Agreement; provided, however, that nothing herein shall be deemed to preclude the Executive from owning up to 1% of the outstanding voting stock of any publicly traded corporation whose shares are listed on a national stock exchange or listed on NASDAQ.

         (ii) The Executive shall not, during the term of this Agreement, solicit, directly or indirectly, any employee of Kimberly-Clark's Professional Health Care Sector, the Company or of Kimberly-Clark (including those employed by any of their Affiliates (defined, with respect to any person, as any subsidiary or any corporation or other entity in which a 40 percent or more equity interest is owned, directly or indirectly, by such person)) to leave such employment; provided, however that nothing herein shall be deemed to preclude the Executive from hiring any such employees pursuant to an unsolicited response to a general solicitation for employees.

         (b) In the event any restriction against engaging in a competitive activity contained in this Section 2 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         (c) In the event that the Executive desires to determine if a business comes within the restrictions set forth in paragraph (a)(i) above, the Executive may request from the Company and the Company will promptly provide information concerning the sale of its products in specific countries or territories.

         3. Unauthorized Disclosure. (a) The Executive shall not, without the prior written consent of the President-Professional Health Care Sector of Kimberly-Clark, use other than for Company purposes or disclose to any person other than as required by law or court order or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties as a consultant under the Consulting Agreement, any confidential information obtained by him concerning the Company, Kimberly-Clark or any Affiliate thereof while in the employ of the Company, while a consultant pursuant to the Consulting Agreement, or while a director or officer of the Company, or any confidential information concerning any third party obtained by him in his capacity as a director, officer, employee or consultant of the Company, Kimberly-Clark or any Affiliate, including such information with respect to any products, improvements, formulae, designs or styles, processes, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential


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Information"); provided, however, that Confidential Information shall not include any information known generally to the public or previously disclosed to the public (other than as a result of unauthorized disclosure by the Executive) or any information disclosed by the Company or Kimberly-Clark to a third party without restrictions on the disclosure of such information, or any information disclosed to the Executive by a third party without violating a legal duty owed to the Company or Kimberly-Clark or their Affiliates.

         (b) The Executive agrees that all documents, records, files, letters, disks, memoranda, reports, data, sketches, drawings, laboratory notebooks, program listings or other written, electronic, photographic or other tangible material ("Tangible Property") containing Confidential Information, whether created by the Executive or others, which have or shall come into his custody or possession shall be and are the exclusive property of the Company and shall be used by the Executive only in the performance of his duties. The Executive agrees that upon the earlier of (i) a request by the Company or Kimberly-Clark or (ii) the termination or cessation of his consulting duties under the Consulting Agreement for any reason, he shall promptly deliver to the Company all Tangible Property in his possession or under his control which contains Confidential Information. The Executive shall not retain or deliver to any third person copies of such Tangible Property.

         (c) The Executive agrees that his obligations not to disclose or use Confidential Information or Tangible Property of the types set forth in Section 3(a) or 3(b) hereof also extend to such types of Confidential Information and Tangible Property of customers or suppliers to the Company or its Affiliates or other third parties who may have disclosed or entrusted the same to the Company or its Affiliates or to the Executive in the course of the Company's business.

         (d) The covenants set forth in this Section 3 shall lapse three (3) years following termination of the Consulting Agreement.

         4. Public Announcements. The Executive agrees that he shall not make or cause to be made any public statement, public announcement or press release which is intended, or would reasonably be expected, to disparage the Company, the transactions contemplated by the Merger Agreement or the integration of the Company's and its Affiliates' operations with those of Kimberly-Clark and its Affiliates.

         5. Injunctive Relief. The Executive acknowledges that a breach of the restrictions contained in Section 2, 3 or 4 hereof shall cause irreparable damage to the Company and Kimberly-Clark, the exact amount of which shall be difficult to ascertain, and that the remedies at law for any such breach shall be inadequate. Accordingly, the Executive agrees that if the Executive breaches any of the restrictions contained in Section 2, 3 or 4 hereof, then the Company and Kimberly-Clark shall be entitled to injunctive relief, without posting bond or other security, in addition to any other remedy or remedies available to Company or Kimberly-Clark at law or in equity.

         6. Termination. This Agreement may be terminated by the Executive upon ten (10) days' prior written notice to the Company and Kimberly-Clark in the event that the Company or Kimberly-Clark shall breach any of their obligations under Section 4 of the Consulting Agreement; provided, however, that the Executive shall not be entitled


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to terminate this Agreement pursuant to this Section 6 in the event that the
Company or Kimberly-Clark shall cure any such breach within such ten (10) day period. In the event of such termination by the Executive, the Company shall pay to the Executive all remaining payments due under the Consulting Agreement within five (5) business days of such termination.

         7. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees, and by the Company and Kimberly-Clark and their respective successors and assigns.

         8. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by facsimile or electronic mail or by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed: (a) if to the Executive, to the Executive's address set forth in the records of the Company, or if to the Company or Kimberly-Clark, to David R. Murray, President-Professional Health Care Sector, Kimberly-Clark Corporation, 1400 Holcomb Bridge Road, Roswell, GA 30076, Fax: (770) 587-7751, with a copy to O. George Everbach, Senior Vice President-Law and Government Affairs, Kimberly-Clark Corporation, 351 Phelps Drive, Irving, TX 75038, Fax: (972) 281-1492, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         9. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah without regard to principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

         10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         11. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company and of Kimberly-Clark. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Executive, the Company or Kimberly-Clark to insist upon strict compliance with any provisions of this Agreement or to assert any right which the Executive, the Company or Kimberly-Clark may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.


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         IN WITNESS WHEREOF, each of the Company and Kimberly-Clark has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement as of the day and year first above written.


                                   BALLARD MEDICAL PRODUCTS


                                   By: /s/ Harold R. Wolcott
                                       -----------------------------------------
                                      Name    Harold R. Wolcott
                                              ----------------------------------
                                      Title:  Executive Vice President
                                              ----------------------------------


                                   KIMBERLY-CLARK CORPORATION


                                   By: /s/ John W. Donehower
                                       -----------------------------------------
                                      Name: John W. Donehower
                                            ------------------------------------
                                      Title:  Senior Vice President and Chief
                                              ----------------------------------
                                              Financial Officer
                                              ----------------------------------


                                   EXECUTIVE:


                                   /s/ Dale H. Ballard
                                   --------------------------------
                                   Dale H. Ballard


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